SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2010

OPTIONABLE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51837	52-2219407
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

(Address of principle executive offices)

(914) 773-1100
(Registrant’s telephone number, including area code)

1230 Avenue of the Americas, 7th floor, New York, NY, 10020
(Former name or former address, if changed since last report)

Copies to:
Charles F. McCormick, Esq.
McCormick & O’Brien, LLP
9 East 40th Street, 4th Floor
New York, New York 10016
Phone: (212) 286-4471
Fax: (212) 504-9574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2010. Optionable, Inc. (the “Company”) executed a compensation agreement with Brad P. O’Sullivan for his services as Interim Chief Executive Officer and Director. The agreement was dated May 17, 2010 to reflect the date on which Mr. O’Sullivan became the Company’s CEO. The terms of Mr. O’Sullivan’s compensation were first disclosed in a Form 8-K filed on  May 18, 2010 but the contract was not finalized until June 29, 2010. Mr. O’Sullivan’s annual compensation is $25,000 for his services as CEO and $25,000 for his services as a Director, payable in 12 equal installments.

The Company also executed on June 29, 2010 a stock option agreement with Mr. O’Sullivan, in accordance with the Company’s standard terms and conditions for such an agreement. Mr. O’Sullivan was given options of 500,000 shares, with 50,000 vesting on June 29, 2010 and an exercise price of $0.015 per share (the closing price on the grant date).

The Company has executed an indemnification agreement with each of Andrew Samaan, who is a Director, and Mr. O’Sullivan.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the four agreements, copies of which are attached hereto as exhibits.

Item 9.01   Financial Statements and Exhibits

(d)    Exhibits

10.1	Brad P. O’Sullivan Employment and Compensation Agreement

10.2	Brad P. O’Sullivan Stock Option Agreement

10.3	Brad P. O’Sullivan Indemnification Agreement

10.4	Andrew Samaan Indemnification Agreement

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTIONABLE, INC.

Date: July 2, 2010	By:	/s/ Brad P. O’Sullivan
Brad P. O’Sullivan Interim Chief Executive Officer